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                   TRUST AGREEMENT FOR KENT ELECTRONICS CORPORATION
                               CHIEF EXECUTIVE OFFICER
                       DEFERRED COMPENSATION PLAN AND AGREEMENT
                               AND EMPLOYMENT AGREEMENT


    This Trust Agreement is made this 3rd day of January, 1996 by and between Kent Electronics Corporation (the "COMPANY") and Texas Commerce Bank National Association, as trustee (the "TRUSTEE").

    WHEREAS, the Company has adopted a nonqualified deferred compensation plan known as the Kent Electronics Corporation Chief Executive Officer Deferred Compensation Plan and Agreement (the "PLAN");

    WHEREAS, the Company has entered into an Employment Agreement with Morrie
K. Abramson dated January 3, 1996 (the "Employment Agreement");

    WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individual participating in such Plan and under the terms of the Employment Agreement;

    WHEREAS, the Company wishes to establish a trust (the "TRUST") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event the Company is insolvent (as herein defined) until paid to the participant in the Plan and to the employee under the Employment Agreement (collectively the "PARTICIPANT") or his beneficiary under the Plan and Employment Agreement (collectively the "BENEFICIARY") in such manner and at such times as specified in the Plan and Employment Agreement;

    WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation to the chief executive officer of the Company for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and;

    WHEREAS, it is the intention of the Company to make contributions to the Trust for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plan and under the Employment Agreement;

    NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) paid by the Trustee to the Company, the receipt and sufficiency of which is hereby acknowledged, the Company hereby grants, conveys, assigns, transfers, pledges, sets over and confirms to the Trustee, forever, the securities or other funds or properties now or hereafter contributed in Trust to the Trustee hereunder for the benefit of the Participant or his Beneficiary, and grant a security interest therein for the purposes herein expressed, to be comprised of, held and disposed of as follows:

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    SECTION 1.     ESTABLISHMENT OF TRUST.

    (a) The Trustee hereby accepts this Trust, as evidenced by the Trustee's execution of this Trust Agreement. The Trustee shall hold, administer and invest the Trust Fund and all sums paid to the Trustee in accordance with the provisions of this Trust Agreement. The Trustee shall receive any contributions made to the Trustee in cash, or in the form of such other property as the Trustee may from time to time deem acceptable and which shall have been delivered to the Trustee. All contributions so received, together with all income thereon, and any and all other increments and accruals thereon, shall hereinafter be collectively referred to as the "TRUST FUNDS" and shall be held, administered and paid by the Trustee pursuant to the terms of this Trust Agreement.

    (b) The Trust hereby established shall be irrevocable; provided, however, that the Trust Funds will be subject to the claims of the Company's general creditors under federal and state law in the event the Company is insolvent.

    (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

    (d) The Trust Funds shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participant and general creditors as herein set forth. The Participant and his Beneficiary shall have no preferred claim on, or any beneficial ownership interest in, any Trust Funds. Any rights created under the Plan, the Employment Agreement and this Trust Agreement shall be unsecured contractual rights of the Participant and his Beneficiary against the Company.

    (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or property in trust with the Trustee to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

    (f) The Company will provide the Trustee any reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash or property contributed to the Trust as the Trustee may require. The Trustee shall have no duty or authority to (1) require any deposits to be made under the Plan or the Employment Agreement, (2) compute any amount to be deposited under the Plan or the Employment Agreement with the Trustee, or (3) determine whether assets received by the Trustee comply with the Plan or the Employment Agreement. The Trust Funds may, in the Trustee's discretion, be held in trust by an affiliate of the Trustee.

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    SECTION 2.  PAYMENTS TO PARTICIPANT AND HIS BENEFICIARY.

    (a) The Company shall deliver to the Trustee written notice (the "PAYMENT NOTICE") that (i) indicates the amounts payable to the Participant or his Beneficiary and the appropriate recipient, (ii) indicates the reason for the payment and (iii) provides instructions acceptable to the Trustee for determining the amount so payable, the form of payment and the time for payment of Trust Funds. Except as otherwise provided herein, the Trustee shall make payments to the Participant or his Beneficiary in accordance with such Payment Notice. The Trustee shall make payments in accordance with directions set out in the Payment Notice without further inquiry of any person, and the Trustee shall have no duty or responsibility to question or determine whether such payments are in accordance with the terms of the Plan or Employment Agreement. The Payment Notice shall be delivered to the Trustee not less than 10 business days prior to the date on which a payment is to be made, unless the Trustee agrees to a shorter notice period. The Trustee shall make provision for the withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan or the Employment Agreement, it being understood among the parties hereto that (1) the Company shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld, and (2) the Company shall be obligated to receive such withheld taxes from the Trustee and properly pay and report such amounts to the appropriate taxing authorities.

    (b) Except as otherwise provided in this Section 2(b), the Trustee shall not make any payment from the Trust except pursuant to the written direction of the Company as provided in Section 2(a) hereof. The Trustee shall make payment in accordance with the Company's direction without any requirement to engage in its own independent investigation regarding the payment, but shall provide the Company with written confirmation of the fact and amount of such payment after it is made in the form designated in the Payment Notice. Notwithstanding anything contained herein to the contrary, upon the Trustee's receipt from the Company or the Participant of written confirmation satisfactory to the Trustee that a Change in Control (as hereinafter defined) with respect to the Company has occurred, which confirmation the Company shall promptly provide in the event of such a Change in Control, the Trustee shall pay all Trust Funds attributable to contributions under the terms of the Plan to the Participant, but such payment shall not change any rights of the Company or the Participant under the Plan. Following a Change in Control, the Trustee shall be directed by the Company or the Participant, in writing, regarding the same information as contained in a Payment Notice and the Trustee shall follow such direction without further inquiry as provided herein.

    (c) The entitlement of the Participant or his Beneficiary to benefits under the Plan or the Employment Agreement shall be determined by the Company or such party as it shall designate under the Plan or the Employment Agreement.

    (d) The Company may make payments of benefits directly to the Participant or his Beneficiary, if applicable, as they become due under the terms of the Plan or the Employment Agreement. The Company shall notify the Trustee of its decision to make payments of benefits directly prior to the time amounts are payable to the Participant or his Beneficiary. In addition,

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if Trust Funds are not sufficient to make payment of benefits in accordance with the terms of the Plan or the Employment Agreement, the Company shall make the balance of each such payment as such benefits are due. The Trustee shall notify the Company in the event that the Trust Funds are not sufficient to make a directed payment in full.

    (e) The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the obligations under the Plan or the Employment Agreement, and shall not be liable for payments of any amounts or obligations in excess of the value of the Trust's assets.

    (f) It is the intention of the Company that the Trust Fund assist in funding, in whole or in part, the Company's legal liabilities under the Plan and the Employment Agreement and to have the balance of funds, if any, revert to the Company after the legal liabilities of the Company under the Plan and the Employment Agreement have been met. All income, deductions and credits of the Trust Fund shall be included on the Company's income tax returns.

    (g) The Trustee shall not make any payments hereunder to any Beneficiary of the Participant prior to receiving appropriate evidence of the death of the Participant.

    SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

    (a) The Trustee shall cease payment of benefits to the Participant and his Beneficiary if the Company is insolvent. The Company shall be considered "INSOLVENT" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due in the usual course of its business, (ii) the Company files any proceeding under federal bankruptcy laws or state insolvency statutes, or (iii) any creditor of the Company files any proceeding against the Company under federal bankruptcy laws or state insolvency statutes, which proceeding is not dismissed within 90 days of filing.

    (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the Trust Funds shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

         (1) The Company shall have the duty promptly to inform the Trustee in writing of the Company's insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall determine whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participant or his Beneficiary. The Trustee shall not be liable or responsible to the Company, Participant, Beneficiary or any other person for any determination regarding the Company's solvency or insolvency that the Trustee makes in good faith and in accordance with this Trust Agreement.

         (2) Unless the Trustee has actual knowledge of the Company's insolvency, or has received written notice pursuant to subsection 3(b)(1) above from the Company of the

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Company's insolvency or a person claiming to be a creditor alleging that the
Company is insolvent, the Trustee shall have no duty to inquire whether the Company is insolvent. In making any such inquiry, the Trustee may rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency. The Company shall reimburse the Trustee for all reasonable costs of making such determination.

         (3) If at any time the Trustee has determined that the Company is insolvent, the Trustee shall discontinue payments to the Participant or his Beneficiary and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or his Beneficiary to pursue their respective rights as general creditors of the Company with respect to benefits due under the Plan, the Employment Agreement or otherwise.

         (4) The Trustee shall resume the payment of benefits to the Participant or his Beneficiary in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent).

    (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his Beneficiary under the terms of the Plan and/or the Employment Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Participant or his Beneficiary by the Company in lieu of the payments provided for hereunder during any such period of discontinuance; provided that the Company has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee and the Trustee receives a Payment Notice pursuant to
Section 2 hereof.

    SECTION 4.  PAYMENTS TO THE COMPANY.

    Except as otherwise provided herein, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust Funds before all payment of benefits have been made to the Participant or his Beneficiary pursuant to the terms of the Plan and the Employment Agreement.

    SECTION 5.  INVESTMENT AUTHORITY.

    (a) The Trustee shall have the authority and discretion to invest and reinvest all or any portion of the Trust Funds and shall invest and reinvest all or any portion of the Trust Funds pursuant to and to the extent directed to do so in writing by the Company. In the event of a Change in Control, the Trustee shall have the sole responsibility and authority to invest and reinvest the assets of the Trust following such Change in Control until such assets are paid to the Participant. Unless otherwise consented to by the Participant, any and all such investment

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or reinvestment proceeds of Trust Funds shall be invested and reinvested in
Permitted Investments only and the Company shall direct investments and reinvestments in Permitted Investments only.

    (b)  The Trustee, or the Trustee's designee, is authorized and empowered:

         (1) To hold any investment or security contributed to the Trust and to exercise all voting or tendering rights with respect to any investment and to grant proxies, discretionary or otherwise;

         (2) To invest and reinvest Trust Funds in the following, each of which constitutes a "PERMITTED INVESTMENT":

              (i) Direct obligations of the United States of America or obligations of any instrumentality or agency thereof the payment of the principal of and interest on which an unconditionally guaranteed by the United States of America; provided, however, that any such obligation shall have a final maturity date no more than one year after the acquisition thereof;

              (ii) repurchase obligations issued by any bank or trust company including any bank serving as Trustee, fully collateralized by obligations of or guaranteed by the United States of America and maturing within 30 days of the acquisition thereof; and

              (iii) money market funds or accounts which invest solely in any of the above described Permitted Investments;

         (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

         (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investment, or payment of expenses, or payment of benefits, and to invest in time deposits of any bank including any bank serving as Trustee or its affiliates;

         (5) To settle, compromise or abandon all claims and demands in favor of or against the Trust, and

         (6) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of Texas, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

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    (c)  To the extent necessary or which it deems appropriate to implement its powers under Section 6 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust, the Trustee shall have the following additional powers and authority:

         (1) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other funds or properties in a depository or clearing corporation;

         (2) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, attorneys and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to the Trustee or an affiliate, and, as a part of its administrative expenses under this Trust Agreement, to pay their reasonable expenses and compensation from the Trust;

         (3) To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

         (4) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

    SECTION 6.  DISPOSITION OF INCOME.

    During the term of this Trust, all income received by the Trust shall be accumulated and reinvested in the Trust.

    SECTION 7.  ACCOUNTING BY THE TRUSTEE.

    The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Within a reasonable period of time after the last day of each Plan Year, the Trustee shall furnish the Participant with an annual statement of all Trust assets as of the last

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day of such Plan Year.  The Company and Participant may approve such accounting by a written notice of approval delivered to the Trustee or by failure to express written objection to such accounting within 60 days from the date upon which the accounting was delivered to the Company or Participant, as applicable. Upon the receipt of such written approval of the accounting or upon passage of such 60-day period without written objection being delivered to the Trustee, such accounting shall be deemed approved in all respects and the Trustee shall be released and discharged as to all items set forth in such accounting as if such accounting had been settled by a final decree of a court of competent jurisdiction.

    The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any Trust Funds or for a declaratory judgment as to a question affecting the Trust.

    SECTION 8.  RESPONSIBILITY OF THE TRUSTEE; INDEMNIFICATION.

    (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of this Trust Agreement and is given in writing by the Company, Participant or Beneficiary. The Trustee shall incur no liability to any person for any failure to act in the absence of a direction, request or approval from the Company, Participant or Beneficiary which is contemplated by, and in conformity with, the terms of this Trust Agreement. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

    (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

    (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and pay their reasonable fees and expenses from the Trust.

    (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, attorneys or other professionals to assist it in performing any of its duties or obligations hereunder and pay their reasonable fees and expenses from the Trust.

    (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a

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beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

    (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or pursuant to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

    (g) The Company hereby indemnifies the Trustee and each of its affiliates (individually and collectively, the "INDEMNIFIED PARTY") against, and shall hold them harmless from, any and all losses, claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with directions from the Company or any employee or other designee of the Company, or by reason of the Indemnified Party's execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company's obligations described in the preceding sentence are to be satisfied promptly by the Company; provided, however, in the event the loss, claim, liability, damage, cost or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or other proceeding to have resulted from the negligence or willful misconduct of the Trustee, the Trustee shall promptly upon request thereafter return to the Company any amount previously received by the Trustee under this subsection with respect to such loss, claim, liability, damage, cost or expense. If the Company does not pay such amounts due hereunder in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

    (h) The Trustee shall have no duties with respect to the Plan or the Employment Agreement except as specifically provided herein. The Trustee shall follow the directions of the Company, Participant or Beneficiary, as applicable hereunder, without further inquiry, and, subject to applicable law, the Trustee shall not be liable for the acts or omissions of the Company, Participant or Beneficiary.

    SECTION 9.  COMPENSATION AND EXPENSES OF THE TRUSTEE.

    The Company shall promptly pay all administrative and Trustee's fees and expenses. If not so paid, such fees and expenses shall constitute a charge or lien on the Trust Funds and shall be paid from the Trust by the Trustee without direction from the Company.

    SECTION 10.  RESIGNATION AND REMOVAL OF THE TRUSTEE.

    (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice, unless the Company and the Trustee agree otherwise.

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    (b)  The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

    (c) Upon a Change in Control the Trustee may not be removed by the Company for five (5) years; provided, however, the Trustee may still resign.

    (d) If the Trustee resigns within five (5) years after a Change in Control, the Company shall select a successor Trustee.

    (e) Notwithstanding anything contained herein to the contrary, in the event of a Change in Control, neither the resignation nor removal of the Trustee shall be effective prior to the appointment (and approval, if applicable) of and written acceptance by a successor Trustee; provided, however, notwithstanding any other provision hereof, in no event shall the effective date of the Trustee's resignation be delayed beyond 90 days from the date that the Trustee gives written notice to the Company of its resignation, unless the Trustee agrees in writing to serve for a longer period until an interim or successor Trustee has been appointed. The Company shall make a good faith effort to appoint a successor Trustee as expeditiously as possible.

    (f) Upon resignation or removal of the Trustee and appointment (and approval, if applicable) and acceptance of a successor Trustee, the appointed successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the succeeded Trustee and all assets shall automatically be transferred to the successor Trustee; provided, however, that on request of the Company or the successor Trustee, such succeeded Trustee shall, upon payment of its charges by the Company or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the succeeded Trustee, and shall duly assign, transfer and deliver to the successor Trustee all property and money held by such succeeded Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully vesting in and confirming to such successor Trustee all such rights, powers and trusts.

    (g) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10(a) or 10(b). If a successor Trustee shall not have accepted its appointment as successor Trustee within 30 days after the giving of notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust to be paid by the Company pursuant to
Section 9.

    (h) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall fully terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee pursuant to Section 10(f) above.

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    SECTION 11.  APPOINTMENT OF SUCCESSOR.

    (a) If the Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, the Company may appoint any third party not affiliated with the Company, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

    (b) If the Trustee resigns pursuant to the provisions of Section 10(d) hereof, the Company may appoint any third party not affiliated with the Company, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when approved in writing by the Participant and accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

    (c) The successor Trustee need not examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

    SECTION 12.  AMENDMENT OR TERMINATION.

    (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, the Company shall ensure that no such amendment shall conflict with the terms of the Plan or the Employment Agreement, shall make the Trust revocable or shall divest the Participant or his Beneficiary of any amounts or rights to which the Participant or his Beneficiary is entitled under the Plan, the Employment Agreement or this Trust Agreement.

    (b) The Trust shall not terminate until the date on which the Participant and his Beneficiary are no longer entitled to benefits pursuant to the terms of the Plan or the Employment Agreement. Upon termination of the Trust, any assets remaining in the Trust after payment of all amounts owed to the Participant or his Beneficiary under the Plan, the Employment Agreement or this Trust Agreement shall be returned to the Company.

    (c) This Trust Agreement may not be amended by the Company without the consent of the Participant for five (5) years following a Change in Control.

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    SECTION 13.  MISCELLANEOUS.

    (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

    (b) Benefits payable to the Participant or his Beneficiary under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

    (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    (d) For purposes of this Trust Agreement, "CHANGE IN CONTROL" shall be deemed to have occurred on the earliest of the following dates:

         (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, or any comparable successor provisions) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the then outstanding common shares of the Company;

         (ii) (1) The date the stockholders of the Company approve a definitive agreement to sell or otherwise dispose of substantially all the assets of the Company, or to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (2) the date the Company enters into a binding agreement to sell or otherwise transfer (including without limitation by merger or consolidation) to one or more unaffiliated entities or persons not less than a majority of the outstanding capital stock of the Company; or

         (iii) The date upon which, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Company Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Company Board member was approved by a vote of at least three-fourths of the Company Board members then still in office who were Company Board members at the beginning of such period.

    (e) The provisions of Section 8(g) of this Trust Agreement shall survive termination of this Trust Agreement.

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

    (f) The rights, duties, responsibilities, obligations and liabilities of the Trustee are set forth in this Trust Agreement, and no provision of the Plan, the Employment Agreement or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan, the Employment Agreement and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

    (g) Unless otherwise determined by the Board of Directors of the Company, all actions to be taken by the Company under this Trust Agreement, with respect to the Employment Agreement or the Plan shall be taken at the direction of the Compensation Committee of the Company's Board of Directors, which shall have full authority to administer the Plan and this Trust Agreement on behalf of the Company and to provide directions to the Trustee pursuant to procedures established by the Trustee. The Company shall provide specimen signatures to the Trustee as deemed necessary or appropriate and as requested in writing by the Trustee.

    IN WITNESS WHEREOF, this Trust Agreement has been executed by the parties hereto as of the day and year first above written in several original counterparts each of which shall be deemed an original, and all of which shall constitute but one and the same document.

                                  KENT ELECTRONICS CORPORATION



                                  By:/S/ STEPHEN J. CHAPKO
                                     -----------------------------------------
                                  Name:  STEPHEN J. CHAPKO
                                       ---------------------------------------
                                  Title: VICE PRESIDENT, TREASURER & SECRETARY
                                        --------------------------------------

                                  TEXAS COMMERCE BANK NATIONAL
                                  ASSOCIATION, AS TRUSTEE

                                  By: /S/ MARY GRACE GREENWOOD
                                     -----------------------------------------
                                  Name:   MARY GRACE GREENWOOD
                                       ---------------------------------------
                                  Title:     VICE PRESIDENT
                                       ---------------------------------------

                                       13